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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             --------------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                              ROCK-TENN COMPANY
           ------------------------------------------------------
           (Exact name of Registrant as Specified in its Charter)

            GEORGIA                                         62-0342590
---------------------------------                    ------------------------
(State or other jurisdiction of                          (I.R.S. Employer
 Incorporation or organization)                         Identification No.)


504 THRASHER STREET, NORCROSS, GEORGIA                        30071
----------------------------------------                   -----------
(Address of Principal Executive Offices)                    (Zip Code)


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON
TO BE SO REGISTERED                        WHICH EACH CLASS IS TO BE REGISTERED
-------------------                        ------------------------------------

Class A Common Stock, $.01 par value       New York Stock Exchange

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
                 -------------------------------------------
                               (Title of class)

                       THIS FILING CONSISTS OF 3 PAGES
                   NO EXHIBIT INDEX INCLUDED IN THIS FILING


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Item 1. Description of Registrant's Securities to be Registered.

         The information under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 33-73312) is incorporated herein by reference.

Item 2. Exhibits.*

      1. Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

      2. Proxy Statement dated December 13, 1995, filed with the Securities and Exchange Commission.

      3.1     Restated and Amended Articles of Incorporation of Rock-Tenn
              Company.

      3.2     Bylaws of Rock-Tenn Company.

      4. Specimen Certificate of the Class A Common Stock, $.01 par value, of Rock-Tenn Company.

      5. 1995 Annual Report submitted by Rock-Tenn Company to its shareholders.





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     *   Included only in copy filed with the New York Stock Exchange.
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                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                        ROCK-TENN COMPANY



Date: December 23, 1996                 By:    /s/ David C. Nicholson
                                               --------------------------
                                        Name:  David C. Nicholson
                                        Title: Senior Vice President, and
                                               Chief Financial Officer